UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2022

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55617	46-1722812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Private Placement Notes Offering

On April 19, 2022, SmartStop Self Storage REIT, Inc. (the “Company”), as guarantor, and its operating partnership, SmartStop OP, L.P. (the “Operating Partnership”), as issuer, entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the purchasers named therein (the “Purchasers”). The Note Purchase Agreement provides for the private placement of $150 million of 4.53% Senior Notes due April 19, 2032 (the “Notes”). The sale and purchase of the Notes will occur in two closings, with the first of such closings having occurred on April 19, 2022 with $75,000,000 aggregate principal amount of the Notes having been issued on April 19, 2022 (the “First Closing”) and the second of such closings to occur on May 25, 2022 with $75,000,000 aggregate principal amount of the Notes to be issued on May 25, 2022 (the “Second Closing”).

Interest on the Notes is subject to a potential prospective 75 basis points increase, if, as of March 31, 2023, the ratio of total indebtedness to EBITDA (the “Total Leverage Ratio”) of the Company and its subsidiaries, on a consolidated basis, is greater than 7.00 to 1.00 (a “Total Leverage Ratio Event”). If a Total Leverage Ratio Event shall have occurred as of such date, the interest accruing on the Notes would be 5.28% until such time as the Total Leverage Ratio is less than or equal to 7.00 to 1.00 for two consecutive fiscal quarters.

Interest on each series of the Notes will be payable semiannually on the nineteenth day of April and October in each year, beginning on October 19, 2022, until maturity.

The Operating Partnership will be permitted to prepay at any time all, or from time to time any part of, the Notes, in amounts not less than 5% of the Notes then outstanding at (i) 100% of the principal amount so prepaid and (ii) the Make-Whole Amount (as defined herein and in the Note Purchase Agreement). The “Make-Whole Amount” is equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the Notes being prepaid over the amount of such Notes. In addition, in connection with a Change of Control (as defined in the Note Purchase Agreement), the Operating Partnership is required to offer to prepay the Notes at 100% of the principal amount plus accrued and unpaid interest thereon, but without the Make Whole Amount or any other prepayment premium or penalty of any kind.

The Note Purchase Agreement contains certain customary representations and warranties, affirmative, negative and financial covenants, and events of default that are substantially similar to the Company’s existing $700 million credit facility with KeyBank, National Association as administrative agent (the “Credit Facility”). The Company must also maintain a debt rating of the Notes by an Acceptable Rating Agency (as defined in the Note Purchase Agreement). In addition, if an event of default occurs and continues, the Operating Partnership is subject to certain actions by the Purchaser, including, without limitation, the acceleration of repayment of all Notes then outstanding, including any accrued and unpaid interest and any Make Whole Amount.

The Notes have been issued on a pari passu basis with the Credit Facility, and as such, the Company and certain of its subsidiaries (the “Subsidiary Guarantors”) fully and unconditionally guarantee the Operating Partnership’s obligations under the Notes. The Notes are initially secured by a pledge of equity interests in the Subsidiary Guarantors on similar terms as the Credit Facility. However, upon the achievement of certain security interest termination conditions, the pledges shall be released and the Notes and the Credit Facility shall become unsecured (the “Security Interest Termination Event”). The Security Interest Termination Event may occur at the Operating Partnership’s election, once the Borrower satisfies the following security interest termination conditions: (i) a fixed charge coverage ratio of no less than 1.50:1.00; (ii) an unsecured interest coverage ratio of not less than 2.00:1.00; (iii) a consolidated capitalization rate leverage ratio of not greater than 60%; and (iv) a secured debt ratio of no greater than 40%. Following the occurrence of the Security Interest Termination Event, certain terms and conditions of the Notes will be modified, including, but not limited to: (i) the modification or addition of certain financial covenants, and (ii) the modification of certain limits on paying cash dividends.

The Operating Partnership intends to use the net proceeds from the issuance of the Notes for general corporate purposes (including acquisitions) and the repayment of indebtedness, inclusive of any defeasance or prepayment penalties or costs. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Operating Partnership offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The foregoing summary of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement and the Form of Note, a copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Amendment to Credit Facility

On April 19, 2022, in connection with the initial close of the Notes, the Company, through its Operating Partnership, amended the Credit Facility (the “Credit Facility Amendment”). The primary purpose of the Credit Facility Amendment was to: (i) allow for the issuance of the Notes, (ii) make conforming changes between the Note Purchase Agreement and the Credit Facility, and (iii) modify the Credit Facility to reflect a transition from the London interbank offering rate to a secured overnight financing rate (SOFR) for floating rate borrowings.

The foregoing description of the Credit Facility Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Credit Facility, as amended by the Credit Facility Amendment, which is filed herewith as Exhibit 10.3 and incorporated herein by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On April 20, 2022, the Company issued a press release announcing the closing of the Notes and disclosing the Company’s receipt of an investment grade credit rating (BBB-) from Kroll Bond Rating Agency, Inc. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Note Purchase Agreement, dated April 19, 2022

10.2	Form of Note

10.3	Credit Facility Agreement, as amended on April 19, 2022

99.1	Press Release, dated April 20, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, INC.

Date: April 20, 2022	By:	/s/ James R. Barry
James R. Barry
Chief Financial Officer and Treasurer